SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d)
            of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  December 4,
1996




                        Horizon Bancorp, Inc.
      -----------------------------------------------------
      (Exact name of registrant as specified in its charter)



  Texas                     0-25096               74-2412835
----------                -----------            ------------
(State or other           (Commission           (IRS Employer
jurisdiction of            File Number)        Identification No.)
incorporation)


             5800 North MoPac, Austin, Texas  78731
       --------------------------------------------------
            (Address of principal executive offices)


Registrant's telephone number, including area code:  (512)371-0700


                          Not Applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.     Other Events.

      The registrant issued the following press release on December 5, 1996:

          AUSTIN, TX, December 5, 1996 -- Horizon Bancorp, Inc.
(NASDAQ: LOAN) and its subsidiary, Horizon Bank & Trust, have signed a definitive agreement to be acquired by Compass Bancshares, Inc.

          The definitive agreement with Horizon is the next step in Compass' move to enter the Austin market. The agreement follows
Compass' earlier signing a letter of intent to acquire Horizon.

          The transaction will add $143 million in assets and eight locations to Compass' Texas franchise. In addition to the bank's main location at 5800 North MoPac, Compass will add Horizon's locations at 321 West 6th Street, 1509 West 38th Street, 1250 Capital of Texas Highway, 13497 Anderson Mill Road, 2514 West Parmer Lane, 8610 North MoPac and 201A West Taylor Avenue in Round Rock.

          "We look forward to establishing Compass as an important part of the Austin community by continuing to serve the existing customer base and by introducing new products and lines of business. We intended to have a strong presence in this important city," said Charles E. McMahen, Chairman and Chief Executive Officer of Compass Banks of Texas, Inc. "The management and employees of Horizon have built solid relationships with the Austin community and we will rely on their experience to continue their already strong growth."

          "Compass Bank has been extremely successful in merging some of Texas' finest independent banks into Compass while maintaining a high level of customer service and satisfaction. They have created a solid network of locations and services that will add great value for our customers," said Douglas B. Kadison, Chairman, President and Chief Executive Officer of Horizon Bank & Trust.

          Terms of the agreement call for Compass to exchange 888,889 shares of its common stock for all of the 1,388,757 shares of outstanding common stock and options to acquire 190,408 shares of common stock of Horizon Bancorp, Inc. Assuming all options are exercised, each Horizon shareholder will receive 0.5629 shares of Compass Bancshares, Inc. common stock for each share of Horizon Bancorp, Inc. common stock. Shares of Horizon's common stock are traded through the NASDAQ national market system under the symbol LOAN.

          The transaction is subject to shareholder and regulatory approval and is expected to be completed during the first quarter of 1997.

          Upon completion of the acquisition, Compass will increase to 101 banking offices and more than $5.0 billion in assets statewide, including the pending acquisition of Greater Brazos
Valley Bancorp, Inc. in Bryan/College Station and offices under construction.

          Compass Bancshares, Inc. is an $11.6 billion bank holding company with 208 offices in Alabama, Florida, and Texas. Compass reported record earnings of $94.5 million for the first nine months of 1996 and has a capital base of $777 million. Shares of the company's common stock are traded through the NASDAQ national market system under the symbol CBSS.

                           SIGNATURES

      Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              HORIZON BANCORP, INC.
                              Registrant




                              By:  /s/ Douglas B. Kadison
                              Douglas B. Kadison
                              President and Chief Executive
                              Officer



                              By: /s/ Paul A. Antrim
                              Paul A. Antrim
                              Executive Vice President and
                              Chief Financial Officer

Dated:  December 6, 1996